Exhibit 99.1

Pro Star Freight Systems Inc. and Pro Star

Truck Center Inc.

Audited Financial Statements

As of December 31, 2015 and 2014 and

for the years then ended

Pro Star Freight Systems Inc. and Pro Star Truck Center Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Pro Star Freight Systems Inc. and Pro Star Truck Center Inc.

Chicago, IL

We have audited the accompanying combined balance sheets of Pro Star Freight Systems Inc. and Pro Star Truck Center Inc. (the “Company”) as of December 31, 2015 and 2014 and the related combined statements of operations, changes in stockholders’ equity, and cash flows for the years ended December 31, 2015 and 2014. The Company’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2015 and 2014 and the results of its operations and its cash flows for the years ended December 31, 2015 and 2014 in conformity with accounting principles generally accepted in the United States of America.

/s/ GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

March 17, 2016

Pro Star Freight Systems Inc. and Pro Star Truck Center Inc.

COMBINED BALANCE SHEETS

AS OF DECEMBER 31, 2015 AND 2014

	2015	2014
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$180,536	$1,045,075
Accounts receivable, net of allowance	394,357	753,317
Factoring receivables	2,427,039	3,895,714
Prepaid expenses and other current assets	479,026	106,446
Total Current Assets	3,480,958	5,800,552

Property and equipment, net of accumulated depreciation	1,303,362	200,936

TOTAL ASSETS	$4,784,320	$6,001,488

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$778,662	$1,010,619
Factoring payable	2,427,039	3,895,714
Short-term debt	248,170	17,916
Short-term debt - related party	30,000	30,000
Short-term capital lease obligation	248,958	-
Total Current Liabilities	3,732,829	4,954,249

Long-term capital lease obligation	510,379	-

TOTAL LIABILITIES	4,243,208	4,954,249

Commitments and contingencies

STOCKHOLDERS' EQUITY

Common stock, no par value: 2,000 shares authorized; 200 shares issued and outstanding as of December 31, 2015 and 2014	309,500	2,000
Retained earnings	231,612	1,045,239

TOTAL STOCKHOLDERS' EQUITY	541,112	1,047,239

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,784,320	$6,001,488

The accompanying notes are an integral part of these combined financial statements.

Pro Star Freight Systems Inc. and Pro Star Truck Center Inc.

COMBINED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014
REVENUES
Freight revenue	$25,571,337	$25,762,106
Service revenue	1,142,182	361,409
TOTAL REVENUES	26,713,519	26,123,515

OPERATING EXPENSES
Selling, general and administrative	26,648,608	24,931,565
Depreciation and amortization	58,094	36,760
TOTAL OPERATING EXPENSES	26,706,702	24,968,325

OPERATING INCOME	6,817	1,155,190

OTHER EXPENSE
Interest expense	(32,205)	(6,652)
TOTAL OTHER EXPENSE	(32,205)	(6,652)

NET INCOME (LOSS)	$(25,388)	$1,148,538

NET INCOME (LOSS) PER COMMON SHARE
Basic	$(126.94)	$5,742.69
Diluted	$(126.94)	$5,742.69

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	200	200
Diluted	200	200

The accompanying notes are an integral part of these combined financial statements.

Pro Star Freight Systems Inc. and Pro Star Truck Center Inc.

COMBINED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER, 2015 AND 2014

				Total
	Common Stock		Retained	Stockholders'
	Shares	Value	Earnings	Equity
Balance at December 31, 2013	200	$2,000	$(93,892)	$(91,892)

Shareholder distributions	-	-	(9,407)	(9,407)
Net income	-	-	1,148,538	1,148,538

Balance at December 31, 2014	200	$2,000	$1,045,239	$1,047,239

Capital contribution from Hydrophi	-	307,500	-	307,500
Shareholder distributions	-	-	(788,239)	(788,239)
Net income	-	-	(25,388)	(25,388)

Balance at December 31, 2015	200	$309,500	$231,612	$541,112

The accompanying unaudited notes are an integral part of these combined financial statements.

Pro Star Freight Systems Inc. and Pro Star Truck Center Inc.

COMBINED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(25,388)	$1,148,538
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by Operating Activities:
Depreciation and amortization	58,094	36,760
Bad debt expense	70,000	-
Changes in operating assets and liabilities:
Accounts receivable	1,757,635	(2,687,428)
Prepaid expenses and other current assets	798,344	73,144
Accounts payable and accrued expenses	(231,956)	628,839
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	2,426,729	(800,147)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of fixed assets	(300,000)	(136,982)
NET CASH USED IN INVESTING ACTIVITIES	(300,000)	(136,982)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on short-term debt	(940,670)	(161,674)
Cash contribution from Hydrophi	307,500	-
Payments on short-term debt - related party	-	(221,273)
Cash proceeds from factored receivables	25,524,562	24,948,275
Cash payments for factored receivables	(26,993,237)	(22,728,235)
Payment on capital lease obligation	(101,183)	-
Shareholder distributions	(788,239)	(9,407)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(2,991,267)	1,827,686

NET INCREASE (DECREASE) IN CASH	(864,538)	890,557
CASH AT BEGINNING OF YEAR	1,045,075	154,518

CASH AT END OF YEAR	$180,536	$1,045,075

Supplemental Cash Flows Information

Cash paid during the period for:
Interest	$985	$6,657
Income tax	$-	$-

Supplemental Disclosure of Non-Cash Investing and Financing Activities

Capital expenditures funded by capital lease borrowings	$860,520	$-
Financed insurance obligation	$1,170,924	$151,436

The accompanying unaudited notes are an integral part of these combined financial statements.

PRO STAR FREIGHT SYSTEMS INC. AND PRO STAR TRUCK CENTER INC.

Notes to Combined Financial Statements

Note 1 – Nature of the Business

Pro Star Freight Systems Inc. was formed on March 16, 2012 (“PSF”). PSF is an active carrier as a long haul freight transportation company based in Bensenville, Illinois located next to Chicago’s O’Hare Airport serving customers in the United States.  PSF operates approximately 200 trucks strictly 53’ dry vans hauling dry goods only, no Hazmat, no liquids or refrigerated goods through independent contractors.  The fleet consists of company-controlled revenue equipment through independent owner operators.  PSF operates and manages a 24-hour dispatch service.

Pro Star Truck Center Inc. was formed on April 8, 2013 (“PTC”). PTC is a truck repair center located in Des Plains, IL.  PTC is a full service repair facility servicing over 200 trucks per year.  Servicing is limited to smaller repairs that can be completed in one day and does not generally include engine overhauls or more significant multi-day repairs.  In addition, PTC sources and distributes high volume products for its customers including tires that PTC sources from overseas.

PSF and PTC hereinafter defined collectively as the “Company”.

Note 2 – Acquisitions by HydroPhi Technologies Group, Inc.

On November 23, 2015, Hydrophi Technologies Group, Inc. (“Hydrophi”), acquired PSF and PTC.  Hydrophi is a fuel efficiency company that has created a water-based technology to improve the fuel efficiency of internal combustion engines. Hydrophi has been engaged in the research and development of its “green energy” solutions primarily for the transportation industry since its inception.  Hydrophi’s priority market segments are: logistics, trucking, heavy equipment, marine and agriculture, where rising fuel costs and upcoming emission regulations necessitate the development of new, ground-breaking technologies.

Note 3 – Summary of Significant Accounting Policies

Combined Financial Statements – The combined financial statements include the accounts of PSF and PTC.  Significant inter-company accounts have been eliminated.

Basis of Presentation – The combined financial statements have been prepared using the accrual basis of accounting in conformity with U.S. generally accepted accounting principles (“GAAP”).

Estimates and Uncertainties – The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Financial Instruments – The Company’s financial instruments include cash equivalents, accounts receivable, factoring receivables, accounts payable, accrued liabilities, factoring payables, short-term debt and a capital lease obligation.  The carrying value of cash equivalents, factoring receivables, accounts receivable, accounts payable, factoring payables and accrued liabilities approximate fair value as the assets and liabilities are short-term in nature. The Company’s Debt includes borrowings relating to financed insurance programs and borrowings related to the capital lease obligation used to finance trailer equipment. Interest rates on borrowings under capital leases approximate the interest rates that would currently be available to the Company under similar terms and, as such, carrying value approximates fair value.

Cash and cash equivalents – The Company considers highly liquid investments that are readily convertible to known amounts of cash with original maturities of three months or less to be cash equivalents.  As of December 31, 2015 and 2014, there were no cash equivalents.

Factoring Receivables, Accounts Receivables and Reserves for Doubtful Accounts –

The Company extends credit to its customers based on an evaluation of the customer’s financial condition and ability to pay the Company in accordance with the payment terms. An allowance for doubtful accounts is recorded as a charge to bad debt expense where collection is considered doubtful due to credit issues. This allowance reflects management’s estimate of the potential losses inherent in the accounts receivable balance, based on historical loss statistics and known factors impacting its customers. Based on management’s review of accounts receivable, an allowance for doubtful accounts of $70,000 and $0 was considered necessary as of December 31, 2015 and 2014, respectively. The Company charges uncollectible accounts against the allowance once the invoices are deemed unlikely to be collectible. The Company does not accrue interest on past due receivables.

The Company utilizes the services of a factoring company for some of its Accounts Receivables (see Note 4). In accordance with the factoring agreement, a discount on the face value of the accounts is recorded as a factoring fee and recorded in selling, general and administrative expenses.

Property and Equipment – Property and equipment are recorded at cost.  Expenditures for major additions and improvements are capitalized, while minor replacements and maintenance and repairs, which do not improve or extend the life of such assets, are charged to operations as incurred.  Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in the statement of operations.  Depreciation expense is calculated using the straight-line method which depreciates buildings and improvements over 30 years, trailing equipment is being depreciated over 7 to 10 years, information technology hardware and software included in other equipment is generally being depreciated over 3 to 7 years.

Operating and Capital Lease Obligations - Rental lease terms and other considerations are expensed on a straight line basis.

Assets purchased through capital lease arrangements are capitalized as fixed assets (trailers).   The interest component of the lease agreement is accrued and the current portion expensed to Interest expense.

Income Taxes – An asset and liability approach is used for financial accounting and reporting for income taxes. For tax purposes, both companies are pass-through Subchapter-S Corporations.  The Company does not expense any amount of income taxes and/or accrued and deferred tax income or expense.

Revenue and Cost Recognition –

Freight / Transportation Revenues – When providing the physical transportation of freight, the Company is the primary obligor with respect to freight delivery and assumes the related credit risk. Accordingly, transportation revenue billed to customers for the physical transportation of freight and the related direct freight expenses are recognized on a gross basis upon completion of freight delivery. Fuel surcharges billed to customers for freight hauled by independent contractors who provide truck capacity to the Company (the “PSF Independent Contractors”) are excluded from revenue and paid in entirety to the PSF Independent Contractors.

Service Center Revenues – When providing general trucking center repair and related services, the Company recognizes service revenues when services are rendered. The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 605 “Revenue Recognition”, which requires that four basic criteria be met before revenue can be recognized: (i) persuasive evidence that an arrangement exists; (ii) the price is fixed or determinable; (iii) collectability is reasonably assured; and (iv) services have been rendered.

Insurance Claim Costs – The Company provides for the estimated costs of automobile, cargo, reefer, trailer interchange, property, casualty, general liability and workers’ compensation claims both reported and for claims incurred but not reported. The Company retains auto liability up to $1,000,000 per occurrence. The Company also retains liability coverage of up to $1,000,000 for each general liability claim and statutory limits on workers compensation.  There is no limit on workers compensation claim.  The automobile coverage has a $25,000 deductible per occurance.  The cargo coverage has a $250,000 limit and a $2,500 deductible.   The reefer and trailer exchange have a deductible of $25,000 and $2,500, respectfully.   The Company’s liability for workers compensation claims is $100,000 for each accident, $500,000 for disease policy limit and $100,000 disease limit for each employee.

Advertising Costs – Advertising costs are expensed as incurred.  Advertising expense amounted to approximately $7,400 and $0 for the years ended December 31, 2015 and 2014, respectively.

Subsequent Events – Management has reviewed and evaluated all events and transactions from December 31, 2015 through March 17, 2016, the date that the combined financial statements were available for issuance.

Recent Accounting Pronouncements –

In May 2014, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers: Topic 606 (“ASU 2014-09”). ASU 2014-09 amends the guidance for revenue recognition to replace numerous, industry-specific requirements and converges areas under this topic with those of the International Financial Reporting Standards. The ASU implements a five-step process for customer contract revenue recognition that focuses on transfer of control, as opposed to transfer of risk and rewards. The amendment also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenues and cash flows from contracts with customers. Other major provisions include the capitalization and amortization of certain contract costs, ensuring the time value of money is considered in the transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances. The amendments in this ASU are effective for reporting periods beginning after December 15, 2016, and early adoption is prohibited. Entities can transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. Management is currently assessing the impact the adoption of ASU 2014-09 will have on the Company’s consolidated financial statements.

In August 2014, the Financial Accounting Standards Board issued Accounting Standards Update 2014-15, Presentation of Financial Statements – Going Concern. The Update provides U.S. GAAP guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and about related footnote disclosures. For each reporting period, management will be required to evaluate whether there are conditions or events that raise substantial doubt about a company’s ability to continue as a going concern within one year from the date the financial statements are issued. The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. The Company is currently evaluating the effects of ASU 2014-15 on the consolidated financial statements.

Note 4 – Factoring Receivables and Payable

The Company entered into a factoring agreement on October 31, 2013 with JD Factors LLC (“JD Factors”), to sell, with recourse, certain U.S. company-based receivables to an unrelated third-party financial institution. Under the current terms of the factoring agreement, the maximum amount of outstanding advances at any one time is $2.5 million.  JD Factors has exceeded the stated maximum in the agreement.  JD Factors will buy accounts that have been approved to purchase at a discount of 1.20% percent of the face amount of each account purchased.  As of December 31, 2015 and 2014, the discount fees were approximately $342,363 and $287,843, respectfully, and were recorded in selling, general and administrative expenses.  In addition to the discount, JD Factors will reserve and withhold up to 2.8% in a reserve account of the gross face amount of all accounts purchased (“Reserve Account”).  At of December 31, 2015 and 2014, the Reserve Account was negligible.  JD Factors will release and refund from the Reserve Account any account paid in full, subject to certain limitations.  This limitation is subject to change based on the level of eligible receivables, restrictions on concentrations of receivables and the historical performance of the receivables sold. As of December 31, 2015 and 2014, the balances held by JD Factors LLC totaled $2,427,039 and $3,895,714, respectfully.  As of December 31, 2015, the current balances held by JD Factors LLC was within the limits of the factoring agreement, but due a good relationship and a good standing, JD Factors LLC at their sole discretion has allowed the Company to exceed the contract limits.

Approximately $25.6 million and $25.8 million of receivables have been sold under the terms of the factoring agreements during the years ended December 31, 2015 and 2014, respectively. The sales of these receivables accelerated the collection of the Company's cash. Such sales of accounts receivable are reflected as a reduction of Accounts Receivable, net in the Combined Balance Sheets as they meet the applicable criteria of ASC 860, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" ("ASC 860").  The amount of cash collected from J D Factors was approximately, $25.5 million and $24.9 million for the years ended December 31, 2015 and 2014, respectively.

Note 5 – Property and Equipment

Property and equipment consisted of the following as of December 31, 2015 and 2014:

	2015	2014
Land	$300,000	$-
Equipment	1,122,654	262,134
Less: accumulated depreciation	(119,292)	(61,198)
Property and Equipment, net	$1,303,362	$200,936

Depreciation expense for the years ended December 31, 2015 and 2014 were $58,094 and $36,760, respectively.

Note 6 – Short-Term Debt – Finance Insurance Premiums

The Company finances a portion of its insurance premiums with Premium Assignment Corporation, a third party lender. The total price of the premium contracted during 2015 and 2014 was approximately $1.6 million and $200,000, respectively and the amount financed was approximately, $1.2 million and $146,000, respectively.  The amount reported as Short-Term Debt as of December 31, 2015 and 2014 were approximately $248,000 and $18,000, respectively.  The annual interest rates applied on the amount finance during 2015 and 2014 ranges between 3.34% and 4.09%.

Note 7 – Capital Lease Obligation

Capitalized lease obligation consisted of the following items and payment terms at December 31, 2015 and 2014:

	December 31, 2015	December 31, 2014
Capital lease – trailers, interest at 4.61% per annum, payments of $23,227 per month, final payment due November 1, 2018	$860,520	$-
Less: initial payment	(101,183)	-
Less: current portion of capital lease obligations	(248,958)	-
Long-term portion of capital lease obligations	$510,379	$-

The future minimum lease payments required under the capital leases and the present value of the net minimum lease payments as of December 31, 2015, are as follows:

For the year ending December 31,	Amount
2016	$278,724
2017	278,724
2018	255,496
Total minimum lease payments	$812,944
Less: amount representing interest	(53,607)
Present value of net minimum lease and obligation	759,337
Less: current maturities of capitalized lease obligation	(248,958)
Long-term capitalized lease obligation	$510,379

Note 8 – Related Party Transactions

The following related party transactions occurred during the years ended December 31, 2015 and 2014:

(a) PSF contracted trucking and related services from Arrow Freight, Inc. (“Arrow”), a company owned and/controlled by one of the Company’s principal stockholders.  During the years ended December 31, 2015 and 2014, PSF expensed approximately $5,346,513 and $5,609,166, respectively, for contract trucking services to Arrow.  As of December 31, 2015 and 2014, the unpaid balance owed to Arrow was approximately $188,332 and $153,627, respectfully.  In addition, the Company borrowed funds from Arrow and as of December 31, 2015, and 2014, the outstanding short-term debt – related party is $30,000 and $30,000, respectfully.  There are no stated terms of repayment or interest related to this debt.  During the years ended December 31, 2015 and 2014, PTC provided repairs services to Arrow and the amount of service revenue was $195,225 and $0, respectfully.

(b) PSF contracted trucking and related services from Union Freight, Inc. (“Union”), a company owned and/controlled by one of our principal stockholders.  During the years ended December 31, 2015 and 2014, PSF expensed approximately $5,788,206 and $3,598,798, respectfully for contract trucking services to Union.  As of December 31, 2015 and 2014, the unpaid balance owed to Union was approximately $53,141 and $22,550, respectfully.

(c) PSF contracted trucking and related services from Riki Transportation, Inc. (“Riki”), a company owned and/controlled by family member of one of the Company’s principal stockholders.  During the years ended December 31, 2015 and 2014, PSF expensed approximately $861,043 and $1,137,790, respectfully for contract trucking services to Union.  As of December 31, 2015 and 2014, the unpaid balance owed to Union was approximately $178,661 and $69,731, respectively.  During the years ended December 31, 2015 and 2014, PTC provided repairs services to Riki and the amount of service revenue was $50,298 and $0, respectfully.

(d) PSF borrowed funds from BK Express, LLC, a company owned and/controlled by of one of the Company’s principal stockholders.  PTC provided repairs services to BK Express, LLC and the amount of services revenue was $101,573 and $0, respectively.

Following is a summary of the related party transactions on the balance sheets and statements of operations.

Related Party Revenues and Expenses:

Pro Star Freight Services Inc. - Expenses	2015	2014
Arrow Freight, Inc.	$5,346,513	$5,609,166
Union Freight, Inc.	5,788,206	3,598,798
Riki Transportation, Inc.	861,043	1,137,790
Total PSF	$11,995,762	$10,345,754

Pro Star Truck Center Inc. - Revenues	2015	2014
Arrow Freight, Inc.	$195,225	$-
Riki Transportation, Inc.	50,298	-
BK Express, LLC	101,573	-
Total PTC	$347,096	$-

Related Party Accounts Payable:

Pro Star Freight Services Inc.	2015	2014
Arrow Freight, Inc.	$188,332	$153,627
Union Freight, Inc.	53,141	22,550
Riki Transportation, Inc.	178,661	69,731
Total PSF	$420,134	$245,908

Note 9 – Stockholders Equity

As of December 31, 2015 and 2014, the Company has authorized 2,000 shares of no par common stock.  The Company did not issue any new shares of common stock during the year ended December 31, 2015.

On November 23, 2015, Hydrophi contributed $307,500 to the Company.